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                                                                 Exhibit a.(13)
                             ARTICLES OF AMENDMENT

                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY

         American General Series Portfolio Company, a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V of the Charter of the Corporation, the Board of Directors has approved the change of name of the Corporation to North American Funds Variable Product Series Company I from American General Series Portfolio Company, and the change of name of the existing series of the Corporation (the "Series") as follows:

   Former Name:                             New Name:
   ------------                             -----------

Asset Allocation Fund                       North American-AG Asset
                                            Allocation Fund
Capital Conservation Fund                   North American-AG Capital
                                            Conservation Fund
Government Securities Fund                  North American-AG Government
                                            Securities Fund
Growth Fund                                 North American Core Equity
                                            Fund
Growth & Income Fund                        North American-AG Growth &
                                            Income Fund
International Equities Fund                 North American-AG International
                                            Equities Fund
International Government Bond Fund          North American-AG International
                                            Government Bond Fund
MidCap Index Fund                           North American-AG MidCap Index
                                            Fund
Money Market Fund                           North American-AG 1 Money
                                            Market Fund
Science & Technology Fund                   North American-T. Rowe Price
                                            Science & Technology Fund
Small Cap Index Fund                        North American-AG Small Cap
                                            Index Fund
Social Awareness Fund                       North American-AG Social
                                            Awareness Fund
Stock Index Fund                            North American-AG Stock Index
                                            Fund
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Any reference to the former names in the Charter shall be changed to the new names as specified above.

         This Amendment is limited to a change of name expressly provided by ss.2-605 of the Maryland General Corporation Law, and is made without action by stockholders.

         SECOND: The amendment to the charter of the Corporation herein made was duly approved by vote of a majority of the entire Board of Directors at a meting duly convened and held on July 18, 2000; and that at the time of the approval by the Directors, there were no shares of stock of the Corporation entitled to vote on the matter.

         THIRD: These Articles of Amendment shall become effective on the 1st day of October 2000.

         We the undersigned Vice President and Secretary swear under penalties of perjury that the foregoing is a corporate act.


ATTEST:                                          AMERICAN GENERAL SERIES
                                                 PORTFOLIO COMPANY


/s/ Nori L. Gabert                               By: /s/ Pauletta P. Cohn

Nori L. Gabert                                        Pauletta P. Cohn
Vice President & Secretary                            Vice President



American General Series Portfolio Company
2929 Allen Parkway, A40-04
Houston, Texas 77019